Exhibit 10.15

ADDENDUM TO

EMPLOYMENT AGREEMENT

THIS ADDENDUM (the “Addendum”), dated as of March 1, 2017 (the “Addendum Effective Date”), is an addendum to the Employment Agreement dated as of January 1, 2017 (the “Agreement”), between Celsius Holdings, Inc. (“Employer”), and John Fieldly (“Employee”).

Background:

Employee is currently employed by Employer as the Chief Financial Officer of the Employer pursuant to the Agreement.

Additionally, Employer desires to employ Employee as the interim Chief Executive Officer and President of Employer pursuant to the terms of this Addendum and the Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Addendum, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.          The following three sentences are hereby added to the end of Section 2.1 of the Agreement:

“Employer agrees to employ Employee to act as Interim Chief Executive Officer and President for Employer until the earliest to occur of (i) such date that Employer employs another person to act in such capacities; or (ii) such date that Employer provides written notice to Employee removing Employee as Interim Chief Executive Officer and President. For the avoidance of doubt, no such removal shall be deemed to be a termination of Employee under this Agreement or give rise to any additional rights of Employee under this Agreement. Employee shall be responsible for performing the following duties: executive management, overseeing business development and other duties typically performed by persons employed in a similar capacity.”

2.          The following sentence is hereby added to the end of Section 4.1 of the Agreement:

“During the period in which Employee is acting as Interim Chief Executive Officer and President, Employer agrees to pay Employee an additional sum of $15,000 per month on the same terms and conditions as Employee’s other base salary is paid.”

3.          The following two sentences are hereby added to the end of Section 4.4 of the Agreement:

“As additional consideration for Employee’s service as Interim Chief Executive Officer and President, Employee shall be granted 100,000 shares of Restricted Stock (the “Additional Grant”) to be issued on March 1, 2017 and vest pursuant to the Employer's 2015 Stock Incentive Plan, as may be amended from time to time (the “Plan”), and all rules and regulations of the Securities and Exchange Commission applicable to stock grants then in effect. The Additional Grant will vest in equal amounts over a three year period with the first such Additional Grant vesting on March 1, 2018 in accordance with and subject to the terms and conditions of the Plan and any additional grant documents thereunder as required by the Employer in its sole and absolute discretion.”

4.          Miscellaneous. Defined terms used herein and not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the language of this Addendum and the language of the Agreement, this Addendum will govern and control.

5.          Entire Agreement. This Addendum and the Agreement contain the entire agreement of the parties. The parties have not made any agreements or representations, oral or otherwise, express or implied, pertaining to the subject matter of this Addendum or the other than those specifically included in this Addendum and the Agreement.

6.          Counterparts; Execution. This Addendum may be executed in multiple counterparts and delivered by facsimile, e-mail or portable document format (.pdf) transmission, each of which shall be deemed an original, but all of which shall constitute one and the same Addendum.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Addendum in duplicate as of the date and year first above written.

EMPLOYEE:

/s/John Fieldly
John Fieldly

EMPLOYER:

Celsius Holdings Inc.

BOARD APPROVAL:

By:	/s/ William H. Milmoe
William H. Milmoe
Co- Chairman of the Board

By:	/s/ Tim Leissner
Tim Leissner
Co-Chairman of the Board

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